Exhibit 5.1
Williams Mullen
999 Waterside Drive, Suite 1700
Norfolk, Virginia 23510
November 12, 2010
Hampton Roads Bankshares, Inc.
999 Waterside Drive, Suite 200
Norfolk, Virginia 23510
Re: Rights Offering of Common Stock to Shareholders of Hampton Roads Bankshares, Inc.
Ladies and Gentlemen:
     We have acted as counsel to Hampton Roads Bankshares, Inc., a Virginia corporation (the “Company”), in connection with the issuance by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.40 per share (the “Common Stock”), of the Company (the “Rights Offering”). Pursuant to the Rights Offering, shares of Common Stock may be issued and sold by the Company upon exercise of the Rights (the “Rights Shares”). The Company has filed a Registration Statement on Form S-1 (Commission File No. 333-169980), as amended, (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to effect the registration of the Rights Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a final prospectus (the “Prospectus”) to be furnished to the holders of record of the Company’s Common Stock as of September 29, 2010, in connection with the Rights Offering. This opinion is furnished to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.
     In rendering this opinion letter, we have examined such corporate and other documents, and made such other examinations of matters of law and of fact, as we have considered appropriate or advisable for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have assumed that the resolutions authorizing the Company to issue, offer and sell the Securities are, and will be, in full force and effect at all times at which any Securities are offered or sold by the Company. We have also assumed, based on a recent certificate from the Virginia State Corporation Commission, that the Company has been duly organized and is validly existing as a corporation under the laws of the Commonwealth of Virginia. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. We have further assumed that (1) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of the Rights Shares thereunder) and (2) the Prospectus describing the Rights Shares will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

Hampton Roads Bankshares, Inc.
November 12, 2010

     Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Rights Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Rights Offering against payment of the consideration for the Rights Shares upon exercise of the Rights as contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.
     Our opinions set forth herein are limited to the federal laws of the United States and the Virginia Stock Corporations Act and we do not express any opinion herein concerning any other laws.
     No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above. This opinion is furnished to the Company and is solely for your benefit in connection with the Rights Offering and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. We have no obligation to update this opinion or to advise you after the date hereof of facts or circumstances that come to our attention or changes in law or any other matters that occur which could affect the opinions and other statements contained herein.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Williams Mullen